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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 29, 2001 (except Note 6, as to which the date is March 29, 2001) with respect to the consolidated financial statements of About.com, Inc. and subsidiaries incorporated by reference in the Registration Statement (Amendment No. 2 to Form S-4, No. 333-54540) and the related Prospectus of PRIMEDIA Inc. for the offer to exchange shares of PRIMEDIA Inc.'s common stock.


                                          /S/ Ernst & Young LLP

                                          ERNST & YOUNG LLP


New York, New York
June 4, 2001